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             [LOGO]                                      [LETTERHEAD]





March 31, 1997


Mr. Gerald P. Driessen
CB Commercial Real Estate
 Group, Inc.
7760 France Avenue South
Suite 770
Minneapolis, Minnesota  55435

Dear Mr. Driessen:

This letter is to advise you that we intend to exercise our option to extend our lease until March 31, 1999.

If you have any questions, please telephone me. Thank you.

Sincerely,


Leota Pearson
Controller

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                           LEASE AMENDMENT NUMBER FOUR

     THIS LEASE AMENDMENT NUMBER FOUR is made this 23rd day of January, 1998, by and between the Port Authority of the City of St. Paul, a public body corporate and politic, created pursuant to Chapter 469 of Minnesota
Statutes, herein called "Lessor", and Endocardial Solutions, Inc., a Delaware corporation, herein called "Tenant".

                                 RECITALS

     WHEREAS, by a Lease dated September 15, 1993, Endocardial Therapeutics, Inc. did lease from Lessor Suite 110E on the first floor in that certain office building known as Energy Park Place East Building, located at 1350 Energy Lane, St. Paul, Minnesota.; and by the Lease Modification and Extension Agreement dated February 6, 1995, Tenant did lease Suite 107E and extended term; and by the Lease Amendment Number Two dated May 16, 1995, the tax clause was modified; and by Lease Amendment Number Three dated June 4, 1996, Tenant did Lease Suite 113E and extended term; and by a notice letter dated March 31, 1997 and acceptance letter dated June 16, 1997, Tenant exercised its option to extend. Said space consists of approximately 17,479 rentable square feet, is shown in Exhibit A attached to said Lease, and is herein called the "Premises" and the "Existing Space"

     WHEREAS, the term of said Lease is scheduled to expire on March 31, 1999; and

     WHEREAS, Tenant is the successor to the interests of Endocardial Therapeutics, Inc. under said Lease; and

     WHEREAS, the parties wish to add certain space to the Premises, and make certain changes to said Lease.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in said Lease, the parties hereto agree as follows:

     1. ENLARGEMENT OF PREMISES: Effective as of March 1, 1998, the description of the Premises contained in said lease is amended so as to add Suite 207, consisting of approximately 4,056 rentable square feet and hereinafter called the "Additional Space". As of March 1, 1998, the total space (hereinafter called the "Enlarged Premises") leased to Tenant under said Lease shall consist of a total area of approximately 21,535 rentable square feet. The Enlarged Premises are generally shown on the floor plan attached hereto as Exhibit "A", which exhibit is made a part hereof by this reference. As of March 1, 1998, that certain Exhibit "A" attached to said Lease is hereby superseded (by Exhibit "A" attached hereto) and of no further force and effect.

     2.  RENT: The base rent payable shall increase as follows:

     --------------------------------------------------------------
        SUITE       DATES      SF      BASE        MONTHLY BASE
                                    RENT/SF/YR

        207        3/1/98-   4,056     $8.50         $2,873.00
                   3/31/99
     --------------------------------------------------------------

The base rent, as increased herein, shall continue to be payable in advance by the first of each month and subject to operating expenses and taxes (estimated at $6.97/RSF for 1998) as well as its proportionate share of utilities. Tenant is solely responsible for its own janitorial and garbage removal and disposal for the Enlarged Premises. If the Additional Space is added to the Premises on a date prior to March 1, 1998, the resulting increase in rent shall be prorated for such partial month.

     3. CONDITION OF EXISTING AND ADDITIONAL SPACE/TENANT'S WORK: Tenant is presently in possession of the Premises and accepts same in its present condition as of the date hereof. Tenant has inspected the Additional Space including but not limited to HVAC capacity and distribution, electrical capacity and distribution, and telecommunication capacity and distribution and accepts same as of the date hereof. Any improvements to be done by Tenant to the Additional Space shall be at Tenant's sole cost and expense, and shall be performed in accordance with the provisions of said Lease. Tenant agrees that any additional HVAC modifications must comply with Energy Center regulations. Any supplemental, non Energy Center connected, existing HVAC units must remain as designed prior to Tenant's occupancy. Pursuant to Sections 5 and 6 of this Lease and provided Lessor approves plan, and contractors are licensed, bonded and insured, Tenant shall proceed to complete certain improvements to Suite 207E as shown on attached Exhibit E. Provided Tenant is not in default, and in consideration of Tenant accepting the Premises in "as-in" condition and completing its own tenant improvements, Lessor agrees to reimburse

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Tenant for the cost of building standard improvements, including architectural fees, permits, performance payment bonds, demolition, and construction financing, prior to April 30, 1998. The tenant improvement reimbursement shall be given to Tenant in the form of Base Rent Abatement. Upon completion of tenant improvements, Tenant shall present Lessor with copies of all invoices, contractor unconditional lien releases and a complete set of "As-Built" drawings. Then, Tenant and Lessor agree to execute an amendment to this Lease setting forth the amount of Rent Abatement which shall be equivalent to the actual amount Tenant spends on building standard improvements for Suite 207E, not to exceed $8,761.00 in Base Rent. If Tenant does not improve Suite 207E by said amount by April 30, 1998, said rent credit is null and void. Any improvement costs amount over this allowance is Tenant's sole responsibility. In the event Tenant does not improve the suite by $8,761.00 by April 30, 1998, Tenant will then only receive 50% of any unused allowance as a rent credit for the next month's base rent, once all contractors are paid in full.

Tenant agrees at its cost (within the above allowance) to:

     A) Provide for the taping and sanding of the new demise wall on Tenant's side only (The new wall adjacent to the new vacant suite 205E.)

     B)  Paint entire Suite (except walls that have existing wallcover).

     C)  Recarpet entire Suite.

4. LESSOR'S WORK: Lessor and Tenant hereby acknowledge that Lessor will hire Lessor's contractor to construct the following Lessor's work to the Premises at Lessor's sole cost:

     A) Replace southerly exit door to the corridor with one that is fire rated.

     B) Provide and install another entry door (without sidelight) on the corridor.

     C)  Provide fire rated assembly of demise wall.

     D) HVAC to remain with cross over. The 5 ton thermostat to be in the neighboring suite.

     E)  Sprinkler modification due to the new demise wall.

     F) Light fixture relocation and light switch separation due to new demise wall.

     G)  Ceiling repair.

Tenant and Lessor also acknowledge that Lessor has hired CB Commercial to manage the Energy Park Place and Lessor hereby directs Tenant to pay Tenant's rent directly to:

     CB Commercial Real Estate Group, Inc.
     7760 France Avenue South, Suite 770
     Bloomington, MN 55435

Tenant and Lessor hereby acknowledge that CB Commercial shall be allowed to retain Tenant's first rental payments necessary to repay Lessor's contractor for the actual amount spent for improvements, architectural, construction financing, permits and performance payment bonds. Upon full payment of Tenant's improvements as set out above, CB Commercial shall deposit Tenant's rental payments in the operating account for the Energy Park Place.

Lessor is not required to build the new demise wall or make the other Lessor work changes stated above until the neighboring Tenant, Questpoint, signs its expansion contract on the new remaining vacancy #205E. If Questpoint does sign its expansion contract on or before January 28, 1998, Tenant agrees to take the remaining 2,344 RSF for the full remaining term at the above rental rates, and Lessor will provide a $2.16/RSF building standard improvement allowance in the same fashion stated in Article 3 above.

     5. FINANCIAL STATEMENT: Attached as Exhibit "F" are Tenant's updated audited corporate financial statements.

     6. CONFIDENTIALITY: Article 49 of the Master Lease is hereby deleted with no further force or effect.

     7.  MISCELLANEOUS:

         a) The provisions of this Lease Amendment shall be fully applicable to the Enlarged Premises and shall remain in full force and effect for the duration of the term of said Lease.

         b) Except as otherwise set forth herein, all of the terms and conditions of said Lease shall remain in full force and effect, and shall be fully applicable to the Additional Space as well as the Existing Space, throughout the duration of the term of said Lease. Said Lease, as amended herein, constitutes the entire agreement between the parties hereto, and no further modification of said Lease shall be binding unless evidenced by an agreement in writing signed by Lessor and Tenant.


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         c) The captions and paragraph numbers appearing in the Amendment are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions in this Amendment.

     8. This Lease Amendment Number Four will not be in effect until duly signed by Lessor and Tenant.

IN WITNESS WHEREOF, Lessor and Tenant have executed this Lease Amendment Number Four as of the day and year first above written.


LESSOR:                                      TENANT:

PORT AUTHORITY OF THE CITY OF SAINT PAUL     ENDOCARDIAL SOLUTIONS, INC.

By:   /s/ [ILLEGIBLE]                        By:   /s/ Leota Pearson
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Its:  President                              Its:  Controller
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By:                                          By:
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Its:                                         Its:
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CONSULT YOUR ATTORNEY: This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency, legal effect, or tax consequence of this document or the transaction to which it relates. These are questions for your attorney and financial advisors.

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